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                         MARTIN MARIETTA MATERIALS, INC.
                       SUPPLEMENTAL EXCESS RETIREMENT PLAN


SECTION 1.        ESTABLISHMENT AND PURPOSE OF PLAN

         The Martin Marietta Materials, Inc. Supplemental Excess Retirement Plan ("Plan") is hereby established by Martin Marietta Materials, Inc., a North Carolina corporation (the "Corporation"). The purpose of this Plan is to provide additional, supplemental benefits to employees of Martin Marietta Materials, Inc. and certain of its subsidiaries or affiliates to replace vested retirement and death benefits that would otherwise be payable under certain other retirement plans of the Corporation and such subsidiaries or affiliates but for:

         (1) the limitations of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended ("Code"); and

         (2) the incidental death benefit rule of Treas. Reg. ss. 1.401-1(b)(1)(i).

         Lockheed Martin Corporation, as successor to Martin Marietta Corporation, maintained the Martin Marietta Corporation Supplemental Excess Retirement Plan (the "Martin Marietta Corporation Plan") effective September 28, 1978. This Plan is intended to supersede and replace the Martin Marietta Corporation Plan with respect to Employees covered by this Plan.

         This Plan is intended to be unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

SECTION 2.        DEFINITIONS

         The following terms as used in this Plan shall have the following meanings:

         "Administrator" (within the meaning of Section 3(16)(A) of ERISA) means Martin Marietta Materials, Inc. Martin Marietta Materials, Inc.'s responsibilities as Administrator,
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under this Plan and under law, shall, except as otherwise provided in this Plan, be carried out by or under the supervision of a Benefit Plan Committee appointed by and serving at the pleasure of Martin Marietta Materials, Inc.

         "Base Salary" means the highest annual rate of base salary that the Employee receives from the Corporation or its affiliates within the twelve-month period ending on the date of a Change of Control.

         "Board" means the Board of Directors of the Corporation.

         "Cause" means the Employee's having been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Company, and such conviction or adjudication has become final and non-appealable. The Employee shall not be deemed to have been terminated for Cause, unless the Corporation shall have given the Employee (A) notice setting forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination for Cause, (B) a reasonable opportunity for the Employee, together with his counsel, to be heard before the Board and (C) a notice of termination stating that, in the reasonable judgment of the Board, the Employee was guilty of conduct set forth in clauses
(i), (ii), (iii) or (iv) above, and specifying the particulars thereof in reasonable detail.

         "Change of Control" means:

         (i) The acquisition on or after October 18, 1996 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the

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fully diluted shares of common stock of the Corporation, as reflected on the
Corporation's financial statements (the "Outstanding Corporation Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (X) any acquisition by the Corporation or any "affiliate" of the Corporation, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (Z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

         (ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

         (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in

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substantially the same proportions as their ownership, immediately prior to such
Business Combination, of the Outstanding Corporation Common Stock and
Outstanding Corporation Voting Securities, as the case may be, and (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation's financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         "Corporation" means Martin Marietta Materials, Inc.

         "Disability" means a medically determined physical or mental impairment that qualifies the Employee for benefits under the Company's long-term disability program. An Employee shall not be deemed to have incurred a Disability until such benefits actually become payable (i.e., after any applicable waiting period). If the Corporation does not maintain a long-term disability program, or if the Employee does not elect coverage under such program, Disability shall mean the incapacity of the Employee such that he is unable to perform his duties to the

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Corporation for a period of 150 out of 180 consecutive days, as determined in the reasonable judgment of the Administrator.

         "Employee" means a person employed by the Corporation or a subsidiary or affiliate and who is a participant of a Retirement Plan of the Corporation.

         "Good Reason" means (i) a good faith determination by the Employee that the Corporation or any of its officers has (A) taken any action which materially and adversely changes the Employee's position (including titles), authority or responsibilities with the Corporation or reduces the Employee's ability to carry out his duties and responsibilities with the Corporation or (B) has failed to take any action where such failure results in material and adverse changes in the Employee's position, (including titles), authority or responsibilities with the Corporation or reduces the Employee's ability to carry out his duties and responsibilities with the Corporation; (ii) a reduction in the Employee's Base Salary or a restriction on the eligibility requirements for other forms of monetary compensation that is inconsistent with the eligibility requirements used prior to a Change of Control; or (iii) requiring the Employee to be employed at any location more than 35 miles further from his principal residence than the location at which the Employee was employed immediately preceding the Change of Control, in any case of (i), (ii) or (iii) without the Employee's prior written consent.

         "Incumbent Board" means a member of the Board of Directors of the Corporation who is not an Acquiring Person, or an affiliate (as defined in Rule 12b-2 of the Exchange Act) or an associate (as defined in Rule 12b-2 of the Exchange Act) of an Acquiring Person, or a representative or nominee of an Acquiring Person.

         "Lump Sum Value" means the actuarial present value of a Participant's benefits based upon the assumptions used to determine lump sum value under the applicable provisions of the

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Retirement Plan for the purpose of determining whether the Retirement Plan benefit shall be paid in a lump-sum settlement. The Corporation may amend the foregoing definition of "Lump Sum Value" at any time, but such amendment shall not be effective with respect to a Participant unless both adopted by the Corporation and communicated to the Participant in writing by the Corporation at least fifteen (15) months prior to the Participant's commencement of benefits under this Plan.

         "Participant" means an Employee to whom this Plan applies as provided in Section 3 or, (except as otherwise prohibited by the context) upon and following such Participant's death, his surviving spouse or beneficiary(ies), if any, with respect to any death benefit payable to them under this Plan.

         "Retirement Date" means the Participant's normal retirement date or early retirement date, whichever is applicable, under the Retirement Plan.

         "Retirement Plan" means the Martin Marietta Materials, Inc. Pension Plan for Salaried Employees as in effect from time to time (including such plan as it may be renamed and including any successor plan thereto for salaried employees or the portion of a plan which portion is a separate benefit structure for salaried employees and is a successor thereto).

SECTION 3.        ELIGIBILITY

         This Plan shall apply to any Employee who is a participant in the Retirement Plan and whose benefits under the Retirement Plan are limited or reduced by the limitations of Section 401(a)(17) or 415 of the Code, and, in the case of death, whose death benefits under the Retirement Plan are limited or reduced by the incidental death benefit rule of Treas. Reg. ss. 1.401-1(b)(1)(i).


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SECTION 4.        RETIREMENT BENEFIT COMMENCEMENT DATE

         4.1 Except as provided in Section 11, a Participant's retirement benefit commencement date under this Plan shall be the same as his retirement benefit commencement date under the Retirement Plan.

SECTION 5.        AMOUNT OF BENEFITS

         5.1 A Participant shall receive a retirement benefit (including, without limitation, a deferred vested retirement benefit) from this Plan equal to the excess, if any, of (1) the benefit (adjusted by Section 11 if applicable) that would have been paid under the Retirement Plan (as the same may be in effect from time to time) if the Retirement Plan did not include the limitations imposed by Sections 401(a)(17) and 415 of the Code over (2) the benefit actually payable under the Retirement Plan.

         5.2 The designated Retirement Plan beneficiary of a Participant who is entitled to receive a death benefit under Article VIII, Pre-Retirement Death Benefit, of the Retirement Plan shall receive a lump sum pre-retirement death benefit from this Plan equal to the excess, if any, of (1) the lump sum pre-retirement death benefit which would have been paid to such designated beneficiary pursuant to the Retirement Plan if such payment were not limited by
(i) Section 401(a)(17) of the Code and (ii) the incidental death benefit rule of Treas. Reg. ss. 1.401-1(b)(1)(i) (as interpreted in Revenue Ruling 85-15) over
(2) the lump sum death benefit actually payable under Article VIII of the Retirement Plan.

         5.3 The surviving spouse of a Participant who is entitled to receive a death benefit under Article VII, Pre-Retirement Surviving Spouse Benefit, of the Retirement Plan shall receive

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a pre-retirement surviving spouse annuity from this Plan equal to the excess, if any, of (1) the pre-retirement surviving spouse annuity benefit which would have been paid to such surviving spouse pursuant to the Retirement Plan if such payment were not limited by (i) Sections 401(a)(17) and 415 of the Code and (ii) the incidental death benefit rule of Treas. Reg. ss. 1.401-1(b)(1)(i) (as interpreted in Revenue Ruling 85-15) over (2) the pre-retirement surviving spouse annuity benefit actually payable under Article VII of the Retirement
Plan.

         5.4 In no event shall the computation of benefits under this Plan take into account any service performed by a Participant after separation from employment with the Corporation or its subsidiaries and affiliates. (This limitation is not intended to prevent the addition of years of credited service as provided in Section 11.)

         5.5 Notwithstanding anything to the contrary herein, the Corporation in its sole discretion may (but shall not be obligated to) make any payment under this Plan before it would otherwise be made if, based on any of the following events, it determines, in good faith based on consultation with counsel, that a Participant or his beneficiary has or is likely to recognize income for federal income tax purposes with respect to amounts payable under this Plan before such amounts are otherwise to be paid if such income is attributable to:

         (1) a change in the Code, or the Treasury Regulations thereunder, or a binding or predominant judicial construction thereof;

         (2) a published ruling or similar announcement issued by the Internal Revenue Service;

         (3) a decision by a court of competent jurisdiction involving a Participant, a Participant's beneficiary, the Corporation, or any entity involved in making payments under this Plan; or

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         (4)      a final determination of tax liability following a contested dispute on audit (or a closing agreement made under Section 7121 of the Code) that involves a Participant, a Participant's beneficiary(ies), the Corporation, or any entity involved in making payments under this Plan.

         5.6 Benefits shall be payable under this Plan only to Participants who retire or otherwise terminate employment from the Corporation or any designated subsidiary or affiliate after the effective date of this Plan or, with respect to death benefits under Sections 5.2 and 5.3, who die after the effective date of this Plan. (Any former Employee who was covered under the Martin Marietta Corporation Plan and whose benefits commenced prior to such effective date under the Martin Marietta Corporation Plan shall continue to receive from this Plan the same benefits such former Employee was receiving under the Martin Marietta Corporation Plan.) The benefit payable to or with respect to a Participant under this Plan shall be determined based on the Participant's entire Retirement Plan benefit without distinction as to what part of such benefit, if any, may have accrued before and what part after the effective date of this Plan.

         5.7 A Participant shall be entitled to receive vested retirement and death benefits under this Plan if and only if the Participant's retirement benefit under the Retirement Plan (including, without limitation, a deferred vested retirement benefit) is vested. Except as provided in Section 11, the benefits payable under this Plan to a Participant who terminates employment before retirement shall be paid on a deferred vested basis if the Participant's Retirement Plan benefits are paid on a deferred vested basis.

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SECTION 6.        PAYMENTS OF BENEFITS

         6.1 Except as provided in Section 6.4 and by Section 11, payment of benefits (including, without limitation, benefits under Sections 5.1 and 5.3) to any person under this Plan shall be made in a cash lump sum payment equal to the Lump Sum Value of the benefits at the same time (including payment on a deferred vested basis) as benefits commence to such person under the Retirement Plan (or as soon thereafter as reasonably practicable). The determination of such Lump Sum Value shall be made as soon as reasonably practicable and shall be made as of the same date such a determination would be made under the Retirement Plan in order to determine whether, at the time they actually commence and regardless of their actual form of payment, such Retirement Plan benefits would be payable in a lump-sum settlement.

         6.2 Any amount required to be withheld under applicable Federal, state and local income tax laws shall be withheld from any payments under this Plan and the amount of the payments shall be reduced by the amount so withheld.

         6.3 All payments under this Plan shall be made from the general funds of the Corporation. The Corporation may, at its discretion, establish a trust to hold assets from which benefits payments may be made. This Plan is intended in all events to be unfunded within the meaning of ERISA and for all purposes under the Code.

         6.4

         (a) The Participant may elect that the benefits payable to any person under Sections 5.1 and 5.3 shall be paid at the same time, to the same person and under the same form as benefits paid to such person under the Retirement Plan and in accordance with all the terms and conditions applicable to payment of such benefits under the Retirement Plan. In order to be effective, the Participant's election under this Section 6.4(a) must be made in writing and must

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be delivered to the Secretary of the Corporation no later than one year prior to the date of the commencement of benefits. Any such election may be revoked in writing by the Participant. In order to be effective, such written revocation must be delivered to the Secretary of the Corporation no later than one year prior to the date of the commencement of benefits. Notwithstanding the foregoing, the Participant may designate a beneficiary to receive after the Participant's death any benefit payments continuing after the Participant's death, which beneficiary is different from the person who is receiving the Retirement Plan benefits (however, if such death benefits hereunder are based on a life of any individual, the benefits hereunder shall be based on the life of the same individual as under the Retirement Plan even though paid to a different person). Such beneficiary designation must be made in writing and received by the Administrator prior to the Participant's death. In the absence of such a designation, the benefits shall be paid to same person who is receiving the Retirement Plan benefits.

         (b) Notwithstanding Section 6.1 or Section 6.4(a), in the event that the Lump Sum Value of the sum of the benefits payable to a Participant or surviving spouse under this Plan is $20,000 or less, determined as of the date of the Participant's termination of employment, then all such benefits will be paid in a cash lump-sum settlement equal to the Lump Sum Value of such benefits in full discharge of all liabilities with respect to such benefits. The Corporation shall determine such Lump Sum Value and pay such lump-sum settlement as soon as reasonably practicable following the date of the Participant's termination of employment.

                                 Page 11 of 24
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SECTION 7.        AMENDMENT AND TERMINATION

         The Corporation may:

         (1) terminate this Plan with respect to future Participants or future benefit accruals for current Participants; and

         (2) amend this Plan in any respect, at any time (except that the definition of "Lump Sum Value" may be amended only as provided in connection with such definition, above in Section 2).

However, without the agreement of the Participant, no such termination or amendment may reduce the amount of any then accrued benefit of any Participant or otherwise diminish the rights of any Participant with respect to such accrued benefit (except as provided above in Section 7(2) and in Section 2 with respect to amendment of the definition of "Lump Sum Value"), and any such purported termination or amendment shall be void. The prohibition against reduction in the accrued benefit shall not be interpreted in any manner that would result in a Participant, beneficiary or surviving spouse actually receiving from the Retirement Plan and this Plan, combined, a benefit greater than such person would be entitled to receive under the Retirement Plan alone (except as a result of Section 11) if the limitations of Sections 401(a)(17) and 415 of the Code and the incidental death benefit rule of Treas. Reg. ss. 1.401-1(b)(1)(i) (as interpreted in Revenue Ruling 85-15) did not apply.

SECTION 8.        ADMINISTRATION

         8.1 The Corporation is the plan sponsor under Section 3(16)(B) of ERISA.

         8.2 The Administrator is the named fiduciary of this Plan and as such shall have the authority to control and manage the operation and administration of this Plan except as otherwise

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expressly provided in this plan document. The named fiduciary may designate persons other than the named fiduciary to carry out fiduciary responsibilities under this Plan. Any such designation must be in writing and must be accepted in writing by any such other person.

         8.3 The Administrator has the authority (without limitation as to other authority) to delegate its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out this Plan.

         8.4 The Administrator has the discretion as a Plan fiduciary (i) to interpret and construe the terms and provisions of this Plan (including any rules or regulations adopted under this Plan), (ii) to determine eligibility to participate in this Plan and (iii) to make factual determinations in connection with any of the foregoing. A decision of the Administrator with respect to any matter pertaining to this Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons.

SECTION 9.        CLAIMS PROCEDURE

         9.1 A Participant with an interest in this Plan shall have the right to file a claim for benefits under this Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the Participant's rights to future benefits under the terms of this Plan shall be considered to be a claim.

         9.2 A claim for benefits will be considered as having been made when submitted in writing by the Participant (or by such claimant's authorized representative) to the Administrator. No particular form is required for the claim, but the written claim must identify the name of the

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claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Administrator.

         9.3 The Administrator will determine whether, or to what extent, the claim may be allowed or denied under the terms of this Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the final decision. If written notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is sent to the Administrator (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

         9.4 The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

         (1)      The specific reason(s) for the denial.

         (2) Specific reference to pertinent Plan provisions on which the denial is based.

         (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

         (4) Appropriate information as to the steps to be taken if the participant or beneficiary wishes to submit his claim for review.

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

         9.5 If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Administrator requesting that the claim be reviewed. The Administrator shall conduct a full and fair review of each appealed claim and its denial. Unless the Administrator notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Administrator.

         9.6 The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

         (1)      Review pertinent documents.

         (2)      Submit issues and comments in writing.

         9.7 The decision of the Administrator regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Administrator decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Administrator holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Administrator's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Administrator's receipt of the request for review. If special circumstances (for example, if the Administrator decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Administrator's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision. If a written decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

         9.8 The Administrator may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

         9.9 The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         9.10 A Participant must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of this Plan, to enforce his rights under the terms of this Plan, or to clarify his rights to future benefits under the terms of this Plan.

         9.11 The Administrator shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe this Plan and any rules or regulations under this Plan, (2) to determine the eligibility of Employees to participate in this Plan, and the rights of

Participants to receive benefits under this Plan, and (3) to make factual determinations in connection with any of the foregoing.

SECTION 10.       GENERAL PROVISIONS

         10.1 Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Corporation, its subsidiaries or affiliates or affect the right of the Corporation to terminate any Participant's employment with or without cause.

         10.2 No right or interest of any person entitled to a benefit under this Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

         10.3 This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.

SECTION 11.       CHANGE OF CONTROL

         11.1 In the event of a Change of Control, the Participant's benefits under this Plan shall be determined by taking into account the rules of Section
11.2 through 11.5 (including Appendix I); provided, that, at the time of or in anticipation of the Change of Control, or after the Change of Control if the Incumbent Board constitutes a majority of the Board of Directors of the Corporation, the Incumbent Board by vote of a majority of such board may determine that any or all of the actions described in Section 11.5 (and Section
11.2 to the extent it refers to Section 11.5) are not required or appropriate in its honest, good faith judgment to achieve the fair and equitable treatment of some or all of the Participants, including but not limited to making the determination that the immediate lump sum payment described in Section 11.5 will be equal to the actuarial present value of such benefit payments based on the mortality table applicable under the Retirement Plan and an assumed interest rate no greater than the interest rate then used under the Retirement Plan to determine the amount of a lump sum payment.

         11.2 If, during the two year period following the effective date of a Change in Control, the Corporation terminates the Participant's employment other than for Cause or Disability, or the Participant terminates his employment for Good Reason or if, during the thirty day period following the two year anniversary of the effective date of a Change of Control, the Participant terminates his employment for any reason, then the Participant's benefits under this Plan shall be determined and paid (i) as provided in Sections 11.3 through
11.5 if the Participant has an Employment Protection Agreement with the Corporation and (ii) as provided in Section 11.5 if the Participant does not have an Employment Protection Agreement with the Corporation. The application of the provisions of Sections 11.3, 11.4 and 11.5 are illustrated by the examples in Appendix I, which shall be deemed to be a part of this Plan. If for any reason benefits are not payable under this Section 11, this Section 11 shall in no way apply to or restrict the payment of benefits otherwise provided for under this Plan. For example, if following a Change in Control the Corporation terminates the Participant's employment for Cause, then notwithstanding that the Participant shall not have his benefits determined and paid under this Section 11, the Participant shall continue to be entitled to his benefits as otherwise provided under this Plan.

         11.3 For the purpose of determining the benefit under Section 5.1, the benefit that would have been paid under the Retirement Plan (but for the limitations of Sections 401(a)(17) and 415 of the Code) shall be determined by taking into account (i) the amount of the Employee's lump sum payment under
Section 3(a) of the Employee's Employment Protection Agreement with the Corporation, as provided in Section 11.4, and (ii) additional years of credited service equal to the number ("multiplier") that is multiplied by the Employee's annual base salary and annual bonus (both as defined in the Employee's Employment Protection Agreement) to determine the amount of the payment under Section 3(a) of such Employment Protection Agreement. (Such additional years of credited service shall not, however, be taken into account for vesting purposes.) In addition, for Participants with Employment Protection Agreements there shall be no reduction for benefit commencement prior to age 65 and as early as age 55 on the net benefit (after reduction for the payment under the Retirement Plan) payable under this Plan.

         11.4 The lump sum payment shall be taken into account by dividing the amount of the lump sum payment by the multiplier and by treating the Employee as having additional pensionable earnings, for the purpose of determining the Participant's final-average pensionable earnings, equal to such amount for a number of additional calendar years equal to the multiplier. Moreover, such additional calendar years shall extend the number of calendar years taken into account in determining final-average pensionable earnings.

         11.5 The Participant shall receive an immediate lump sum payment that is the actuarial present value of the Participant's benefits commencing as of the Participant's earliest retirement date (age 55 or current age if older) under this Plan. The actuarial present value shall be based on the mortality table applicable under the Retirement Plan determined as of the date of the Participant's termination of employment and based on an interest rate of 0.0 percent. Such lump sum payment shall be paid to the Participant no later than 30 days after the Participant's termination of employment.

         11.6 In the event of a Change of Control, then with respect to any matter involving or relating to a disputed benefit under this Plan, all administrative decisions, determinations, and interpretations, administrative rules, claims decisions and the like shall be made on behalf of the Administrator only by a majority of the Incumbent Board, provided that the Incumbent Board then constitutes a majority of the Board. If the Incumbent Board does not then constitute a majority of the Board, then any such decisions, determinations, interpretations and rules shall be made on behalf of the Administrator only by an arbitration panel. The arbitration shall be binding and shall be conducted pursuant to the Federal Arbitration Act before an independent arbitration panel mutually agreed upon by the Participant and the Administrator. In the event the parties are unable to agree upon a suitable independent arbitration panel, arbitration shall be before the American Arbitration Association. The arbitration panel shall consist of three members, one selected by the Administrator, one selected by the Participant, and the third selected by the first two arbitrators. The decisions made by a majority of the panel shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction.

 SECTION 12. COMMUTATION OF BENEFITS

         If as a result of a change in the tax laws or as a result of any other event any benefit payment (or the value thereof) hereunder becomes taxable to a person (the payment of whose benefits hereunder have commenced) prior to the time the benefit payment is actually received by such person, the Corporation shall commute all remaining benefit payments into a single lump sum payment equal to the Lump Sum Value of such remaining benefit payments. The amount of such lump sum payment shall be determined and paid to such person as soon as reasonably practicable.

         This Plan shall be effective as of October 18, 1996, which date shall be referred to as the effective date of this Plan. This plan document has been executed on behalf of the Corporation this 21st day of March, 2000.


                                        MARTIN MARIETTA MATERIALS, INC.

                                        By: /s/ Stephen P. Zelnak, Jr.
                                            ------------------------------------
                                            Name

                                            Chairman and Chief Executive Officer
                                            ------------------------------------
                                            Title


                                        By: /s/ Jonathan T. Stewart
                                            ------------------------------------
                                            Name

                                            Vice President
                                            ------------------------------------
                                            Title

                         MARTIN MARIETTA MATERIALS, INC.
                       SUPPLEMENTAL EXCESS RETIREMENT PLAN




                                   APPENDIX I

         EXAMPLE ONE. The application of Sections 11.3 and 11.4 is illustrated by the following example, which assumes that the Participant has an Employment Protection Agreement with the Corporation. Assume: the Employee's lump sum payment under Section 3(a) of the Employee's Employment Protection Agreement is twice the Employee's annual base salary and annual bonus. The multiplier, therefore, is two (2). Assume: the Employee's lump sum payment under Section 3(a) of the Employment Protection Agreement is $500,000. The Employee shall be entitled to two (2) additional calendar years of pensionable earnings of $250,000 each. Assume: the Retirement Plan provides that the Employee's final-average pensionable earnings thereunder is the average of the annual pensionable earnings for the five (5) consecutive calendar years selected from the most recent ten (10) consecutive calendar years that would provide the highest average. Assume: without regard to this Plan the Participant's pensionable earnings under the Retirement Plan for the ten (10) most recent consecutive calendar years are:

         Year 1      =     $190,000
         Year 2      =     $195,000
         Year 3      =     $200,000
         Year 4      =     $195,000
         Year 5      =     $210,000
         Year 6      =     $220,000
         Year 7      =     $220,000
         Year 8      =     $250,000
         Year 9      =     $250,000
         Year 10     =     $240,000

Under the Retirement Plan, the Participant's final-average pensionable earnings would be the average of his pensionable earnings for years 6 through 10, or $236,000. For the purpose of determining the benefit under Section 5.1 of this Plan, the benefit that would have been paid under the Retirement Plan (but for the limitations of Sections 401(a)(17) and 415 of the Code) shall be determined by taking into account pensionable earnings of $250,000 for each of two additional years, Year 11 and Year 12, without dropping Year 1 and Year 2, with the result that Participant's final-average pensionable earnings would be the average of his pensionable earnings for Years 8 through 12, or $248,000 (the highest 5 consecutive calendar years out of the most recent 12 years). Assume: without regard to this Plan the Participant would have 19 years of credited service under the Retirement Plan. For the purpose of determining the benefit under Section 5.1 of this Plan, the benefit that would have been paid under the Retirement Plan (but for the limitations of Sections 401(a)(17) and 415 of the Code) shall be determined by treating the Participant as having 21 years of credited service (19 years plus 2 years (from the multiplier)). Assume that the annual retirement benefit provided under the Retirement Plan is 0.0175 multiplied by the Participant's final-average pensionable earnings multiplied by the Participant's years of credited service. Under the Retirement Plan the Participant's annual benefit disregarding Sections 401(a)(17) and 415 of the Code would be: $236,000 X 19 X 0.0175 = $78,470. Assume: the Participant's annual benefit under the Retirement Plan taking into account the limitations of Sections 401(a)(17) and 415 of the Code would be: $195,000 X 19 X 0.0175 = $64,837.50. Then, the Participant's annual benefit under this Plan would be:
($248,000 X 21 X 0.0175) or $91,140 minus $64,837.50 = $26,302.50 commencing as of the Participant's earliest retirement date (age 55); note that no reduction is applied on the net benefit ($26,302.50) for commencement as early as age 55.

         EXAMPLE TWO. The application of Section 11.5 is illustrated by the following example. Assume that the Participant in Example One terminated employment at age 49. Assume: under the mortality table then in effect under the Retirement Plan, the actuarial present value factor at age 49 of annual benefits commencing at age 55 is 26.5. The amount of the Participant's lump sum payment at age 49 under this Plan would be 26.5 X $26,302.50 = $697,016.25 (unless the Incumbent Board votes to use an interest rate higher than 0.0 percent to determine the actuarial present value of such $26,302.50 benefit payments).

         EXAMPLE THREE. The application of Section 11.5 is further illustrated by the following example. Assume the same facts as in Example One and Example Two, except that the Participant did not have an Employment Protection Agreement. Under the Retirement Plan the Participant's annual benefit commencing at age 65 and disregarding Sections 401(a)(17) and 415 of the Code would be $236,000 x 19 x 0.0175 = $78,470.00. The annual benefit commencing at age 65 under the Retirement Plan taking into account the limitations of Sections 401(a)(17) and 415 of the Code would be $195,000 x 19 x 0.0175 = $64,837.50.
Assume that the reduction factor for benefits commencing at age 55 is 0.64. Then the annual benefit commencing at age 55 under this Plan would be ($78,470.00 - $64,837.50) x 0.64 = $8,724.80 and the amount of the Participant's lump sum payment at age 49 under this Plan would be 26.5 x $8,724.80 = $231,207.20 (unless the Incumbent Board votes to use an interest rate higher than 0.0 percent to determine the actuarial present value of such $8,724.80 benefit payments).